Exhibit 99.1

NEWS RELEASE

Editorial Contacts:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Investor Contacts:

Lisa Ewbank

Synopsys, Inc.

650-584-1901

Synopsys Completes Acquisition of Magma Design Automation

MOUNTAIN VIEW, Calif., February 22, 2012— Synopsys, Inc. (Nasdaq:SNPS), a world leader in software and IP used in the design, verification and manufacture of electronic components and systems, has completed its acquisition of Magma® Design Automation Inc. (Nasdaq:LAVA), a provider of chip design software headquartered in San Jose, California. The combination of Synopsys and Magma will enable the company to more rapidly meet the needs of leading-edge semiconductor designers for ever more sophisticated design tools.

The value of the transaction is approximately $523 million net of cash acquired, or $7.35 per Magma share in cash, which Synopsys will fund using a combination of cash and debt. Synopsys anticipates it to be modestly accretive to non-GAAP earnings per share in its fiscal 2012.

Along with Magma’s senior management team, Magma President and COO Roy Jewell will work with Synopsys to ensure a smooth integration of the companies for customers and employees. Magma’s founder, Chairman and CEO Rajeev Madhavan will not join Synopsys but will be available for advice as we transition the company.

Earnings Results Webcast

Synopsys will report results for the first quarter fiscal 2012 today after market close. Synopsys will hold a conference call for analysts and investors to review the results and to discuss the acquisition today at 2 p.m. PT (5 p.m. ET). A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 236854, beginning at 4 p.m. PT today. A webcast replay will also be available on the website from approximately 5:30 p.m. PT today through the time Synopsys announces its results for the second quarter fiscal 2012 in May 2012. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, system-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has approximately 70 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

Safe Harbor Statement/Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements regarding the expected impact of the transaction on Synopsys’ financial results and the expected benefits of the transaction. Forward-looking statements are subject to both known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements, and that are outside our control. These risks and uncertainties include, among others: the possibility that the anticipated benefits of the transaction may not materialize; our ability to operate or integrate Magma’s business and technologies with our own successfully, including with the potential loss of customers, key employees, partners or vendors; and uncertain customer demand and support obligations for new offerings. Other risks and uncertainties that may apply are set forth in the Risk Factors section of our most recently filed Annual Report on Form 10-K. Synopsys assumes no obligation to update any forward-looking statement contained in this press release.

###

Synopsys is a registered trademark of Synopsys, Inc. All other trademarks mentioned in this release are the intellectual property of their respective owners.

3